UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

TERRA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.            Results of Operations and Financial Condition.

On May 6, 2010, Terra Industries Inc. (Terra) announced net income attributable to common stockholders for the 2010 first quarter of $46.7 million ($0.47 per diluted share), compared to net income of $30.0 million ($0.30 per diluted share) for the same period in 2009.

Analysis of First Quarter Results

Revenues for the 2010 first quarter totaled $408.9 million, compared to revenues of $419.8 million for the 2009 first quarter. Although Terra realized a 27 percent gain in sales volumes over those of the 2009 first quarter, this was not enough to offset fully the 22 percent decline in nitrogen products selling prices. The selling price reduction reflects the strong prices experienced during the 2009 period, as prices were just beginning to retreat from the historic 2008 levels. The stronger sales volumes reflect healthy agricultural and recovering industrial demand, low starting nitrogen products inventories across the supply chain and reduced import volumes.

Lower natural gas prices helped to reduce first quarter 2010 production costs by $62.7 million compared to the 2009 first quarter.

Selling, general and administrative costs increased $4.6 million in the 2010 first quarter over those of the 2009 first quarter, primarily due to an increase in bonus and restricted stock compensation expense.

During the 2010 first quarter, Terra’s GrowHow UK joint venture benefited from a 59 percent increase in sales volumes and 5 percent lower gas prices, which offset the 29 percent decrease in selling prices, as compared to the 2009 first quarter.

Forward Natural Gas Position

Terra’s forward purchase contracts at March 31, 2010 fixed prices for about 11 percent of its next 12 months’ natural gas needs at $9.7 million higher than published prices for March 31, 2010 forward markets. These forward positions hedge production costs primarily associated with product that has been sold and will ship in the 2010 second and third quarters.

Cash Balances, Customer Prepayments and Dividends

Cash balances totaled $635.6 million and customer prepayments totaled $106.3 million at March 31, 2010. Pre-paid products are expected to ship under customer agreements during the 2010 second and third quarters.

Terra paid its $0.10-per-share regular quarterly dividend for the 2009 fourth quarter on April 7, 2010, to holders of record on March 17, 2010, and for the 2010 first quarter on April 22, 2010, to holders of record as of April 1, 2010.

Acquisition by CF Industries

On April 15, 2010, CF Industries Holdings, Inc. (NYSE: CF) (CF Industries) completed the final steps in its acquisition of Terra.  As a result Terra, with 2009 revenues of $1.6 billion, is now a direct, wholly owned subsidiary of CF Industries, Inc.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others, statements relating to:

•                  changes in product mix;

•                  changes in the seasonality of demand patterns;

•                  changes in weather conditions;

•                  changes in environmental and other government regulations;

•                  changes in agricultural regulations;

•                  changes in the securities trading markets;

•                  the potential for disruption from the CF/Terra acquisition to make it more difficult to maintain relationships with customers, employees or suppliers;

•                  the volatile cost of natural gas in the areas where our production facilities are principally located;

•                  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•                  conditions in the U.S. agricultural industry;

•                  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•                  the reliance of our operations on a limited number of key facilities and the significant risks and hazards against which we may not be fully insured;

•                  reliance on third party transportation providers;

•                  risks associated with joint ventures;

•                  risks associated with expansion of our business, including unanticipated adverse consequences and the significant resources that could be required;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  acts of terrorism and regulations to combat terrorism;

•                  difficulties in securing the supply and delivery of raw materials we use and increases in their costs;

•                  risks associated with international operations;

•                  deterioration of global market and economic conditions;

•                  our ability to comply with the covenants under our indebtedness and to make payments under such indebtedness when due;

•                  potential inability to refinance our indebtedness in connection with any change of control affecting us;

•                  loss of key members of management and professional staff;

•                  changes in financial and capital markets;

•                  general economic conditions within the agricultural industry;

•                  competitive factors and price changes (principally, sales prices of nitrogen products and natural gas costs); and

•                  other risks detailed in the section entitled “Risk Factors” in Terra’s 2009 Annual Report on Form 10-K.

Additional information as to these factors can be found in Terra’s 2009 10-K.

# # #

Terra Industries Inc.

Summarized Results of Operations

(unaudited)

	Three Months Ended
	March 31,
(in thousands except per-share amounts)	2010	2009
Revenues
Product revenues	$407,794	$418,362
Other income	1,073	1,391
Total revenues	408,867	419,753

Costs and Expenses
Cost of sales	304,105	342,957
Selling, general and administrative expenses	23,159	18,568
Other operating expenses	3,332	1,700
Equity earnings of North American affiliates	(11,898)	(3,252)
Total costs and expenses	318,698	359,973
Income from operations	90,169	59,780
Interest income	134	1,810
Interest expense	(13,389)	(6,728)
Income before income taxes, noncontrolling interest and equity earnings of GrowHow UK Limited	76,914	54,862
Income tax provision	(25,151)	(12,585)
Equity earnings (loss) of GrowHow UK Limited	3,149	(4,374)
Net income	54,912	37,903
Less: Net income attributable to the noncontrolling interest	8,204	7,908
Net income attributable to Terra Industries Inc.	$46,708	$29,995

Amounts Attributable to Terra Industries Inc. Common Stockholders:
Net income attributable to Terra Industries Inc.	46,708	29,995
Less: Preferred share dividends	5	17
Net income attributable to Terra Industries Inc. Common Stockholders	$46,703	$29,978

Net Income per Common Share Attributable to Terra Industries Inc. Common Stockholders:
Basic	$0.47	$0.30
Diluted	$0.47	$0.30

Weighted average common shares outstanding:
Basic	99,833	99,040
Diluted	100,249	99,760

Because of the seasonal nature and effects of weather-related conditions in several of Terra’s marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.

Terra Industries Inc.

Summarized Financial Position

(unaudited)

	March 31,
(in thousands)	2010	2009
Assets
Cash and cash equivalents	$635,628	$1,020,020
Accounts receivable, less allowance for doubtful accounts of $760 and $613	114,874	119,280
Inventories, net	172,593	160,339
Other current assets	68,052	39,250
Total current assets	991,147	1,338,889
Property, plant and equipment, net	479,011	406,844
Equity method investments	204,972	253,624
Deferred plant turnaround costs, net	20,686	27,053
Other assets	31,842	24,598
Total assets	$1,727,658	$2,051,008

Liabilities and Stockholders’ Equity
Accounts payable	$96,712	$98,556
Customer prepayments	106,322	176,544
Derivative hedge liabilities	9,954	27,274
Accrued and other current liabilities	106,219	65,240
Total current liabilities	319,207	367,614
Long-term debt	602,605	330,000
Deferred taxes	71,873	74,618
Pension liabilities	27,349	9,322
Other liabilities	100,801	78,452
Total liabilities	1,121,835	860,006

Preferred Shares—liquidation value of $0 and $1,600	—	1,544

Common Stockholders’ Equity
Capital stock
Common Shares—authorized 133,500 shares; 100,166 and 99,701 shares outstanding	153,127	152,481
Paid-in capital	449,247	580,035
Accumulated other comprehensive loss	(146,568)	(172,065)
Retained earnings	48,905	527,557
Total common stockholders’ equity	504,711	1,088,008
Noncontrolling interest	101,112	101,450
Total equity	605,823	1,189,458
Total liabilities and equity	$1,727,658	$2,051,008

Terra Industries Inc.

Summarized Cash Flows

(unaudited)

	Three Months Ended March 31,
(in thousands)	2010	2009
Operating Activities
Net income	$54,912	$37,903
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation of property, plant and equipment and amortization of deferred plant turnaround costs	20,673	20,145
Loss on sales of property, plant and equipment	32	235
Deferred income taxes	(3,149)	(2,359)
Distributions in excess of equity earnings of North American affiliates	2,362	475
Distributions in excess of equity earnings of GrowHow UK Limited	15,763	4,374
Non-cash loss on derivatives	276	621
Share-based compensation	6,811	7,170
Amortization of intangible and other assets	2,084	2,340
Changes in operating assets and liabilities:
Accounts receivable	(14,154)	10,640
Inventories	(34,387)	35,907
Accounts payable and customer prepayments	75,359	64,112
Derivative hedge liabilities	9,673	(98,651)
Other assets and liabilities, net	26,908	2,211
Net cash flows from operating activities	163,163	85,123
Investing Activities
Capital expenditures and plant turnaround expenditures	(35,055)	(28,632)
Distributions received from North American affiliates	1,115	4,473
Balancing consideration and other payments from GrowHow UK Limited	13,911	5,230
Net cash flows from investing activities	(20,029)	(18,929)
Financing Activities
Preferred share dividends paid	(5)	(17)
Common stock dividends paid	(10,017)	—
Common stock issuances and vestings	(888)	(5,270)
Excess tax benefits from equity compensation plans	2,190	3,921
Distributions to noncontrolling interests	—	(13,705)
Net cash flows from financing activities	(8,720)	(15,071)
Effect of exchange rate changes on cash	(96)	2,197
Increase to cash and cash equivalents	134,318	53,320
Cash and cash equivalents at beginning of period	501,310	966,700
Cash and cash equivalents at end of period	$635,628	$1,020,020

Terra Industries Inc.

Summarized Information

(volumes in thousands)

North America Sales Volumes and Prices

Note: All UAN data for 2010 and 2009 are expressed on a 32% nitrogen basis.

	Three Months Ended March 31,
	2010		2009
	Sales	Average	Sales	Average
	Volumes	Unit Price(1)	Volumes	Unit Price(1)
Ammonia (tons)	374	$314	381	$336
UAN (tons)	837	184	625	282
Urea (tons) (2)	82	325	77	322
Ammonium nitrate (tons) (3)	296	193	168	267

Natural gas cost(4)	$ 5.39		$ 7.37

(1)          After deducting $42.0 million and $34.7 million outbound freight costs for 2010 and 2009, respectively.

(2)          Urea sales volumes and prices include granular urea and urea solutions data.

(3)          Ammonium nitrate sales volumes and prices include agricultural grade AN, industrial grade AN and ammonium nitrate solution (ANS).

(4)          Per MMBtu. Includes all transportation and other logistical costs and any gains or losses on financial derivatives related to North American natural gas purchases. Net benefit of derivatives for the first quarter of 2010 was $2.8 million and the net cost of derivatives for the first quarter of 2009 was $72.9 million. Excluding the impact of 2010 hedge costs, natural gas cost was $5.48 per MMBtu for the 2010 first quarter.

Because of the seasonal nature and effects of weather-related conditions in several of Terra’s marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President and Secretary

Date: May 6, 2010